Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-260769, 333-233532, 333-227296, 333-220397, 333-213220, 333-206472, 333-198714, 333-190735, 333-183517, 333-176272, 333-168322 and 333-165534) of QuinStreet, Inc. of our report dated August 21, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

August 21, 2025